Exhibit 5.1

November 11, 2010

Stereotaxis, Inc.

4320 Forest Park Avenue, Suite 100

St. Louis, Missouri 63108

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (No. 333-161077) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), by Stereotaxis, Inc., a Delaware corporation (the “Company”). We also refer to our opinion dated August 9, 2009, which was included as Exhibit 5.1 to the Registration Statement, and the final prospectus supplement to the Registration Statement to be filed with the SEC on November 12, 2010 (the “Prospectus Supplement”). The Prospectus Supplement relates to the offering by the Company of up to 4,600,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) which are to be sold pursuant to an Equity Underwriting Agreement dated November 11, 2010 (the “Underwriting Agreement”).

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(1) the Amended and Restated Certificate of Incorporation of the Company;

(2) the Amended and Restated Bylaws of the Company;

(3) the Underwriting Agreement;

(4) the Prospectus Supplement; and

(5) the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

Stereotaxis, Inc.

November 11, 2010

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the use of our name in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Bryan Cave LLP